EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated February 2, 2004, with respect to the consolidated financial statements of Human Genome Sciences, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003, in the following Registration Statements:

(1)	Registration Statement Number 33-79020 on Form S-8

(2)	Registration Statement Number 33-79022 on Form S-8

(3)	Registration Statement Number 333-85319 on Form S-3

(4)	Registration Statement Number 333-96387 on Form S-3

(5)	Registration Statement Number 333-33252 on Form S-3

(6)	Registration Statement Number 333-36384 on Form S-3

(7)	Registration Statement Number 333-44798 on Form S-8

(8)	Registration Statement Number 333-45272 on Form S-3

(9)	Registration Statement Number 333-46298 on Form S-8

(10)	Registration Statement Number 333-47292 on Form S-3

(11)	Registration Statement Number 333-66670 on Form S-8

(12)	Registration Statement Number 333-89392 on Form S-8

(13)	Registration Statement Number 333-104219 on Form S-8

/s/ Ernst & Young LLP

McLean, Virginia
March 10, 2004